UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 24, 2018

PIONEER NATURAL RESOURCES COMPANY
(Exact name of registrant as specified in its charter)

Delaware	1-13245	75-2702753
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5205 N. O'Connor Blvd., Suite 200, Irving, Texas		75039
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  (972) 444-9001

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company        ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.        ☐

Item 2.02.  Results of Operations and Financial Condition

Explanatory note:  Pioneer Natural Resources Company and its subsidiaries ("Pioneer" or the "Company") presents in this Item 2.02 certain information regarding the impact of changes in the fair values of derivative instruments on its results of operations for the three and nine months ended September 30, 2018 and certain other information regarding its derivative instruments.

Derivative losses, net. The following table summarizes the net derivative losses that the Company expects to report in its earnings for the three and nine months ended September 30, 2018:

DERIVATIVE LOSSES, NET
(in millions)

	Three Months Ended September 30, 2018	Nine Months Ended September 30, 2018
Noncash changes in fair value:
Oil derivative gains (losses)	$58	$(271)
NGL derivative losses	(8)	(8)
Gas derivative losses	(4)	(32)
Marketing derivative gains	2	4
Total noncash derivative gains (losses), net	48	(307)

Net cash payments on settled derivative instruments:
Oil derivative payments	(170)	(383)
NGL derivative payments	(1)	(1)
Gas derivative payments	(10)	(7)
Marketing derivative payments	(2)	(3)
Total cash derivative payments on settled derivative instruments, net	(183)	(394)
Total derivative losses, net	$(135)	$(701)

Sales of purchased oil and gas. The Company periodically enters into pipeline capacity commitments in order to secure available oil, NGL and gas transportation capacity from the Company's areas of production. The Company enters into purchase transactions with third parties and separate sale transactions with third parties to diversify a portion of the Company's oil sales to the Gulf Coast refinery or international export markets and to satisfy unused pipeline capacity commitments. The net effect of third party purchases and sales of oil and gas for the three months ended September 30, 2018 was income of $200 million compared to income of $69 million in the second quarter of 2018. The third quarter of 2018 income included $189 million of income associated with transporting approximately 165 thousand barrels of oil per day (MBOPD) from the Permian Basin to the Gulf Coast where it was sold into either the Gulf Coast refinery market or exported to international refinery markets. The cash uplift during the third quarter was approximately $12.45 per barrel on the Permian Basin oil volumes transported to the Gulf Coast (approximately 165 MBOPD).

Item 7.01.  Regulation FD Disclosure

Oil, NGL and gas price derivatives. The following table presents the Company’s open commodity oil, NGL and gas derivative positions as of October 22, 2018:

	2018	Year Ending December 31, 2019
	Fourth Quarter
Average daily oil production associated with derivatives (Bbl):
Brent swap contracts:
Volume	—	10,000
Price	$—	$70.00
NYMEX collar contracts:
Volume	3,000	—
NYMEX price:
Ceiling	$58.05	$—
Floor	$45.00	$—
NYMEX collar contracts with short puts:
Volume	159,000	55,000
NYMEX price:
Ceiling	$57.62	$60.13
Floor	$47.26	$52.27
Short put	$37.23	$42.27
Brent collar contracts with short puts:
Volume	—	15,000
Price:
Ceiling	$—	$89.90
Floor	$—	$75.00
Short put	$—	$65.00
Average daily NGL production associated with derivatives:
Ethane basis swap contracts (a):
Volume (MMBtu)	6,920	6,920
Price differential ($/MMBtu)	$1.60	$1.60
Average daily gas production associated with derivatives (MMBtu):
Swap contracts:
Volume	101,348	647
NYMEX price	$3.00	$3.11
Collar contracts with short puts:
Volume	50,000	—
NYMEX price:
Ceiling	$3.40	$—
Floor	$2.75	$—
Short put	$2.25	$—
Basis swap contracts:
Permian Basin index swap volume (b)	58,652	44,230
Price differential ($/MMBtu)	$(1.46)	$(1.46)
Southern California index swap volume (c)	66,522	84,932
Price differential ($/MMBtu)	$0.50	$0.33
____________________

(a)
The ethane basis swap contracts reduce the price volatility of ethane forecasted for sale by the Company at Mont Belvieu, Texas-posted prices. The ethane basis swaps fix the basis differential on a NYMEX Henry Hub ("HH") MMBtu equivalent basis. The Company will receive the HH price plus the price differential on 6,920 MMBtu per day, which is equivalent to 2,500 Bbls per day of ethane.

(b)
The referenced basis swap contracts fix the basis differentials between the index price at which the Company sells its Permian Basin gas and the HH index price used in swap contracts and collar contracts with short puts.

(c)
The referenced basis swap contracts fix the basis differentials between Permian Basin index prices and southern California index prices for Permian Basin gas forecasted for sale in Arizona and southern California.

Other derivatives. Periodically, the Company enters into gas swap contracts to mitigate gas price risk. As of October 22, 2018, the Company was party to gas swap contracts for 4,500 MMBtu per day for November 2018 through March 2019 at an average fixed price of $1.58 per MMBtu. The Company will receive Permian Basin index prices in exchange for paying the fixed price.

Cautionary Statement Concerning Forward-Looking Statements

Except for historical information contained herein, the statements in this Current Report on Form 8-K are forward-looking statements that are made pursuant to the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements and the business prospects of the Company are subject to a number of risks and uncertainties that may cause the Company's actual results in future periods to differ materially from the forward-looking statements. These risks and uncertainties include, among other things, volatility of commodity prices, product supply and demand, competition, the ability to obtain environmental and other permits and the timing thereof, other government regulation or action, the ability to obtain approvals from third parties and negotiate agreements with third parties on mutually acceptable terms, completion of planned divestitures, litigation, the costs and results of drilling and operations, availability of equipment, services, resources and personnel required to perform the Company's drilling and operating activities, access to and availability of transportation, processing, fractionation, refining and export facilities, Pioneer's ability to replace reserves, implement its business plans or complete its development activities as scheduled, access to and cost of capital, the financial strength of counterparties to Pioneer's credit facility, investment instruments and derivative contracts and purchasers of Pioneer's oil, NGL and gas production, uncertainties about estimates of reserves, identification of drilling locations and the ability to add proved reserves in the future, the assumptions underlying production forecasts, quality of technical data, environmental and weather risks, including the possible impacts of climate change, cybersecurity risks, ability to implement planned stock repurchases, the risks associated with the ownership and operation of the Company's industrial sand mining and oilfield services businesses and acts of war or terrorism. These and other risks are described in the Company's Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other filings with the United States Securities and Exchange Commission. In addition, the Company may be subject to currently unforeseen risks that may have a materially adverse effect on it. Accordingly, no assurances can be given that the actual events and results will not be materially different than the anticipated results described in the forward-looking statements. The Company undertakes no duty to publicly update these statements except as required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PIONEER NATURAL RESOURCES COMPANY

	By:	/s/ Margaret M. Montemayor
Margaret M. Montemayor,
Vice President and Chief Accounting Officer

Dated: October 24, 2018